                                                                     EXHIBIT 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

                                                         NEW JERSEY OFFICE
                                                     2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                        (973) 335-7400
                                                     FACSIMILE (973) 335-8018

                                September 9, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                        Re:  Empire Resorts, Inc.
                             --------------------

Ladies and Gentlemen:

            We have  acted as  counsel  to  Empire  Resorts,  Inc.,  a  Delaware corporation (the  "Company"),  in connection with the filing of its registration statement on Form S-3 (the "Registration Statement") relating to (i) $53,250,000 aggregate  principal amount of the Company's 5 1/2% Convertible Senior Notes due
July 31, 2014 (the "Notes")  issued  pursuant to an Indenture,  dated as of July
26, 2004 (the "Indenture"), among the Company, its material subsidiaries and The
Bank of New York Trust  Company,  N.A.,  as Trustee  (the  "Trustee"),  (ii) the
unconditional guarantees (the "Guarantees") of the Notes issued by the Company's material  subsidiaries  (each a "Guarantor");  and (iii) 4,239,650 shares of the
Company's  common stock,  $.01 par value per share,  issuable upon conversion of the Notes (the "Shares").

            We advise you that we have examined originals or copies certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation,  By-laws and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            For  purposes of this opinion  letter,  we have assumed that (i) the
Trustee  has all  requisite  power  and  authority  under all  applicable  laws, regulations  and  governing  documents  to  execute,  deliver  and  perform  its obligations under the Indenture, (ii) the Trustee has duly authorized,  executed

Securities and Exchange Commission
September 9, 2004

and delivered the Indenture,  (iii) the Trustee is validly  existing and in good standing in all necessary  jurisdictions,  and (iv) the Indenture  constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms.

            Based on the foregoing, we are of the opinion that:

            1. The Notes and Guarantees have been duly and validly authorized by the Company and each Guarantor,  respectively,  and constitute valid and legally binding  obligations of the Company and each Guarantor,  enforceable against the
Company and each  Guarantor  in  accordance  with their  terms,  except that the enforceability  of the  Notes  and  Guarantees  may be  subject  to  bankruptcy, insolvency,  reorganization,  fraudulent  conveyance or transfer,  moratorium or other similar laws affecting  creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law).

            2. We are of the  opinion  that the Shares are duly  authorized  and reserved  for  issuance by the Company upon  conversion  of the Notes and,  when issued upon  conversion of the Notes in  accordance  with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

            We  express  no  opinion  as to any laws  other than the laws of the
State of New York, the General  Corporation Law of the State of Delaware and the
federal laws of the United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal Matters" in the Prospectus.

            We advise you that certain members of this firm are  stockholders of the Company.

                            Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          ------------------------------------------------------
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP